Exhibit 32

PURSUANT TO 18 U.S.C. 1350

In connection with the accompanying Annual Report of InferX Corporation (the “Company”) on Form 10-KSB for the fiscal year ended December 31, 2006 (the “Report”), each of the undersigned officers of the Company, hereby certify that to such officer’s knowledge:

(1)  The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78o(d)); and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 2, 2007
	By:	/s/ B.K. Gogia
B.K. Gogia
Chief Executive Officer

Dated: August 2, 2007
	By:	/s/ Scott B. Parliament
Scott B. Parliament
Chief Financial Officer

The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350) and is not being filed as part of the Form 10-KSB or as a separate disclosure document.